Exhibit 99.1

EVgo Announces Leadership Succession Plan

Cathy Zoi to Retire as CEO and from the Board of Directors, Effective in November 2023

Industry Veteran and Lead Independent Director, Badar Khan, to Become CEO

LOS ANGELES – August 2, 2023 – EVgo Inc. (NASDAQ: EVGO) (“EVgo” or the “Company”), one of the nation’s largest public fast charging networks for electric vehicles (“EVs”), today announced that its Board of Directors has appointed Badar Khan to succeed Cathy Zoi as Chief Executive Officer, effective on or about November 9, 2023. Zoi will retire as CEO and from the Board following an impactful career with EVgo where she oversaw a 957% increase in quarterly revenue since the Company went public in 2021. To promote a smooth transition, Zoi will serve as an advisor to the Company and work closely with Khan through the end of 2023.

“Leading EVgo from a 50-person, private enterprise focused on a nascent EV sector, to a leader in charging solutions serving nearly 700,000 customers has been a highlight of my career,” said Zoi. “I set out to build a strong business yielding robust growth in charger deployments, network utilization, and company revenues, and as a team we have accomplished that. With the focus now being to build on that foundation to further scale EVgo to meet evolving fast charging demand, I believe that it is the right time to implement this leadership transition. I have been fortunate to know and work with Badar in his capacity as Lead Independent Director, and I’ve seen firsthand the breadth of his talents. I believe that Badar’s experience overseeing large, dynamic customer facing energy organizations aligns perfectly with the opportunity ahead of EVgo and that he is the right person to be our next CEO. I am delighted to continue working closely with Badar and my colleagues on the management team to promote a smooth transition. I am excited to see what is yet to come for EVgo.”

David Nanus, Chair of the Board of Directors of EVgo, stated, “Badar’s impressive accomplishments have established him as a respected leader who is well-suited to build upon Cathy’s successes. Having worked closely with Badar on the EVgo Board, I know that he possesses a holistic understanding of the dynamics of our business and knows what it takes to win in the marketplace. He has more than 25 years of experience in the energy sector, including overseeing the development of one of the largest EV infrastructure programs for utilities in the U.S., servicing more than 20 million customers and executing critical partnerships and acquisitions. With Badar at the helm of EVgo’s stellar leadership team and deep bench of executive talent, I am confident that this will be a smooth transition that will ultimately take EVgo to the next level.”

Nanus continued, “On behalf of the Board, I want to thank Cathy for her remarkable service and commitment, leading EVgo through its incredible transformation and rapid growth during the last half-decade. Throughout her accomplished tenure as CEO, EVgo has grown to become one of the nation’s largest public fast charging networks for electric vehicles. EVgo would not be the impressive company it is today without Cathy’s vision, dedication and stewardship. I speak on behalf of the Board and all of EVgo’s talented employees in wishing Cathy only the best.”

Khan commented, “I will be honored to succeed Cathy and take on the role of CEO and lead EVgo at this exciting time for our business and the industry. I greatly appreciate the work Cathy and our talented team have done. They have honed the elements of the flywheel that we believe will enable rapid electrification and sustained commercial success. Building on these achievements, I share Cathy’s excitement for EVgo’s future. As the sector continues to revolutionize the world at a rapid pace, I see tremendous opportunities ahead and believe we will continue to be a leader in the EV revolution. I am excited to work closely with EVgo’s talented management team and our incredible employees in an effort to capture those opportunities, drive growth, deliver for our customers and enhance shareholder value.”

Second Quarter 2023 Results

In a separate press release issued today, EVgo reported strong second quarter 2023 financial results. Management will host a conference call today at 5:00 p.m. ET / 2:00 p.m. PT to discuss EVgo’s results and other business highlights.

That press release, along with other investor materials, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on investors.evgo.com.

About Badar Khan

A more than 25-year veteran of the energy sector, Badar Khan has served on the EVgo Board of Directors since 2022. He has also served as the Board’s Lead Independent Director, as Chair of the Board’s Compensation Committee and as a member of the Board’s Audit Committee and Nominating & Governance Committee. From 2017 to 2022, Khan worked for National Grid, one of the largest investor-owned utilities in the world. Most recently, he served as President of National Grid USA, overseeing the provision of energy and clean energy solutions to more than 20 million people across Massachusetts, New York and Rhode Island, and previously as President of National Grid Ventures. During his time at National Grid, Khan oversaw the regulatory approval for one of the largest “make ready” electric vehicle infrastructure programs for utilities in the U.S., the acquisition of an onshore solar and wind renewables development company, and the launch of one of the largest utility corporate venture capital funds in the U.S., with over 40 investments and partnerships in the energy and clean tech space. Prior to that, Khan spent 14 years at Centrica plc, where he was a member of the leadership team of its North American subsidiary, Direct Energy, including serving as CEO for four years. Under his leadership, Direct Energy experienced significant growth reaching revenue of more than $15 billion USD, serving over five million customers and becoming one of the largest and most innovative retail energy and services companies in North America through multiple acquisitions and more than a dozen partnerships with large and small technology companies. Earlier in his career, Khan was an officer of SmartEnergy, a private retail energy company in the U.S. and worked in management consulting with Deloitte Consulting in Boston and KPMG in London. Khan began his career with Jaguar Cars in the UK.

In addition to his role on the EVgo Board of Directors, Khan currently serves on the Board of Directors of CRH plc, a leading building materials business, on the advisory board of Zero Infinity Partners, an early-stage venture capital firm, and as Senior Advisor to Global Infrastructure Partners, one of the world’s largest independent infrastructure investors. Khan received a degree in engineering from Brunel University in London and an MBA from the Wharton School of the University of Pennsylvania.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. Since 2019, EVgo has purchased renewable energy certificates to match the electricity that powers its network. As one of the nation’s largest public fast charging networks, EVgo’s owned and operated charging network includes around 900 fast charging locations, 60 metropolitan areas and 30 states. EVgo continues to add more DC fast charging locations across the U.S., including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network, robust software products and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," “proposed,” "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s continuing operational focus, anticipated industry developments, potential opportunities, future financial performance, and statements regarding the Company’s leadership succession plan. These statements are subject to numerous assumptions, risks and uncertainties and on the current expectations of EVgo’s management and are not predictions of actual performance. These risks include the Company’s ability to implement a smooth leadership transition as well as to other risks described in “Risk Factors” in EVgo’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, as well as its other filings with the SEC, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

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investors@evgo.com

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press@evgo.com